UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/24/2005

EARTHLINK, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of Principal Executive Offices, Including Zip Code)

(404) 815-0770
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

In connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of EarthLink, Inc. ("EarthLink") approved the establishment of a sales plan by Sky D. Dayton, founder and one of the directors of EarthLink, to sell up to a maximum of 200,000 shares (the "Shares") of EarthLink's common stock, par value $.01 per share (the "Common Stock"), between September 26, 2005 and February 28, 2007. Under Mr. Dayton's sales plan, certain specified amounts of Shares may be sold based on the trading price of EarthLink's Common Stock. As of the close of business on August 24, 2005, Mr. Dayton owned 2,653,859 shares of Common Stock.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: August 26, 2005.	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer